Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Soja, Inc. (dba Urban Garden Supply)
Woodland Hills, California

We have audited the accompanying balance sheets of Soja, Inc. (the “Company”) as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has experienced recurring negative working capital for the years ended December 31, 2011 and 2010, and has financed its working capital requirements through a credit line. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
July 29, 2013
Newport Beach, California

Soja, Inc.
Balance Sheets

	September 30,	December 31,	December 31,
	2012	2011	2010
	(Unaudited)
ASSETS

Current Assets
Cash	$2,314	$2,611	$-
Inventory	35,000	105,735	149,623
Total current assets	37,314	108,346	149,623

Total Assets	$37,314	$108,346	$149,623

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Bank overdraft	$-	$-	$10,973
Accounts payable	14,420	48,509	6,348
Credit line	70,169	91,248	164,607
Total current liabilities	84,589	139,757	181,928

Stockholders' Deficit
Common stock, 10,000 shares authorized, no par
value, 1,000 shares issued and outstanding	3,000	3,000	3,000
Retained earnings	(50,275)	(34,411)	(35,305)
Total stockholders' deficit	(47,275)	(31,411)	(32,305)

Total Liabilities and Stockholders' Deficit	$37,314	$108,346	$149,623

Soja, Inc.
Statements of Operations

	For the Nine Months Ended		For the Year Ended
	September 30, 2012	September 30, 2011	December 31, 2011	December 31, 2010
	(Unaudited)	(Unaudited)

Revenue	$763,803	$1,367,465	$1,752,287	$2,697,742

Cost of goods sold	587,589	865,221	1,252,511	2,124,868

Gross profit	176,214	502,244	499,776	572,873

Operating expenses	173,759	320,799	390,024	487,501

Income from operations	2,455	181,445	109,751	85,372

Interest income	-	1	-	27

Net income	$2,455	$181,446	$109,751	$85,399

Net income per share of common stock	$2.45	$181.45	$109.75	$85.40

Weighted average shares outstanding	1,000	1,000	1,000	1,000

The accompanying notes are an integral part of these financial statements.

Soja, Inc.
Statement of Changes in Stockholders’ (Deficit)
For the Years Ended December 31, 2011 and 2010
and the Nine Months Ended September 30, 2012 (Unaudited)

	Shares	Capital	Retained Earnings	Total

Balance as of January 1, 2010	1,000	$3,000	$69,087	$(308,785)

Shareholder distribution	-	-	(189,791)	(189,791)
Net income	-	-	85,399	85,399

Balance as of December 31, 2010	1,000	3,000	(35,305)	(32,305)

Shareholder distribution	-	-	(108,858)	(108,858)
Net income	-	-	109,751	109,751

Balance as of December 31, 2011	1,000	3,000	(34,411)	(31,411)

Shareholder distribution	-	-	(18,318)	(18,318)
Net income	-	-	2,455	2,455

Balance as of September 30, 2012	1,000	$3,000	$(50,275)	$(47,275)

The accompanying notes are an integral part of these financial statements.

Soja, Inc.
Statements of Cash Flows

	For the Nine Months Ended		For the Year Ended
	September 30, 2012	September 30, 2011	December 31, 2011	December 31, 2010
	(Unaudited)	(Unaudited)

Operating Activities:
Net income	$2,455	$181,446	$109,751	$85,399
Adjustments to Reconcile Net Income
to Net Cash from Operating Activities:
Depreciation and Amortization	-	-	2,151	10,191

Decreases (Increases) In:
Inventories	70,735	(6,904)	43,888	(93,947)
Accounts payable	(15,092)	(51,348)	42,161	6,348
Net Cash Provided by Operating Activities	58,098	123,194	197,951	7,991

Investing Activities:
Purchase of property and equipment	-	(2,151)	(2,151)	(10,191)
Net Cash Used in Investing Activities	-	(2,151)	(2,151)	(10,191)

Financing Activities:
Bank overdraft	-	-	(10,973)	10,973
Credit line	(40,076)	-	(73,359)	164,607
Shareholder distributions	(18,318)	(93,859)	(108,858)	(189,791)
Net Cash Used in Financing Activities	(58,394)	(93,859)	(193,190)	(14,211)

Net Increase (Decrease) in Cash	(296)	27,184	2,611	(16,411)

Cash at Beginning of Period	2,611	(10,973)	-	16,411

Cash at End of Period	$2,315	$16,211	$2,611	$-

The accompanying notes are an integral part of these financial statements.

SOJA, INC.
NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2011 and 2010 and for the nine months ended
September 30, 2012 and 2011 (unaudited)

NOTE 1 – DESCRIPTION OF THE BUSINESS

Soja, Inc.

Soja, Inc. dba Urban Garden Supplies (the “Company” or “Soja”) is a California corporation incorporated on January 17, 2003. The Company owns a retail hydroponics and garden supply store in Woodland Hills, CA. The Company strives to provide realistic, hands on product demonstrations of core technology in a one-stop shopping environment with well-informed, full service sales and technical staff. The Company’s core brands are first and foremost technology products that flourish where they can be demonstrated.

Stock Purchase Agreement

On October 22, 2012, the Company was purchased by GrowLife Hydroponics, Inc., a Delaware corporation (“GH”) and wholly owned subsidiary of GrowLife, Inc. GH purchased all of the shares (the “UG Shares”) of Soja, Inc. dba Urban Garden Supplies (the “Urban Garden”) from Richard Melograno, Michael Cook, and Scott Glass (collectively, the “UG Sellers”). The effective date of the Stock Purchase Agreement was October 24, 2012 (“UG Agreement”). The UG Agreement included all of the assets and liabilities of Urban Garden, which includes the inventory of the store located at 22516 Ventura Blvd., Woodland Hills, CA 91364 and various other assets. GH also assumed the liabilities of Urban Garden which were valued at $70,370. GrowLife’s CEO Sterling Scott personally guaranteed this liability. In consideration for the UG Shares, GrowLife agreed to pay to the UG Sellers an aggregate of 3,906,250 shares of the Company’s common stock valued at $156,250.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities. For the year ended December 31, 2011, the Company has experienced recurring negative working capital, and has financed its working capital requirements during this period primarily through a credit line. These facts indicate that the Company might not be able to continue as a going concern.

Successful completion of the Company’s development programs and its transition to attaining profitable operations is dependent upon obtaining additional financing. The Company does not have sufficient resources to fund its operations for the next twelve months. Accordingly, the Company needs to raise additional funds in order to satisfy its future working capital requirements.

Continued negative cash flows and lack of liquidity create significant uncertainty about the Company’s ability to fully implement its operating plan, as a result of which the Company may have to reduce the scope of its planned operations. If cash resources are insufficient to satisfy the Company’s liquidity requirements, the Company would be required to scale back or discontinue its operations.

The Company continues to seek additional capital to fund its operations in the short to medium term and believes that such capital, when combined with revenues expected from increased product shipments will be sufficient to sustain the Company’s operations for the next twelve months. There can be no guarantee that we will be able to consummate additional financing transactions of that financing will be available to us on acceptable terms.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding our financial statements. Such financial statements and accompanying notes are the representation of our management, who are responsible for their integrity and objectivity.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).  All references to GAAP are in accordance with The FASB Accounting Standards Codification (“ASC”) and the Hierarchy of Generally Accepted Accounting Principles.

Interim Results

The financial statements at September 30, 2012 and for the nine month periods ended September 30, 2012 and 2011 are unaudited, but include all adjustments, consisting of normal recurring entries, which our management believes to be necessary for a fair presentation of the periods presented. Interim results are not necessarily indicative of results for a full year. The Company’s operating results will fluctuate for the foreseeable future. Therefore, period-to-period comparisons should not be relied upon as predictive of our results of operations in future periods.

Use of Estimates

In preparing these financial statements in conformity with GAAP, management is required to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions included in our financial statements relate to estimates of sales returns and inventory reserves.

Cash

The Company places its cash with high credit quality financial institutions but retains a certain amount of exposure as cash is held primarily with one financial institution and deposits are only insured up to the Federal Deposit Insurance Corporation limit of $250,000. The Company maintains its cash in bank accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Inventories

Inventories are stated at the lower of cost or market and are accounted for on a weighted average method. The Company did not require any reserves for obsolete inventory for the years ended December 31, 2011 and 2010 or for the nine months ended September 30, 2012 and 2011.

Property and Equipment

Property and equipment are stated at cost. Assets acquired held under capital leases are initially recorded at the lower of the present value of the minimum lease payments discounted at the implicit interest rate or the fair value of the asset. Major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over an estimated useful life of five years. Assets acquired under capital lease are amortized over the lesser of the useful life or the lease term. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statements of operations. As of September 30, 2012, December 31, 2011, and December 31, 2010, the Company’s property and equipment had been fully depreciated and had a net book value of zero.

Revenue Recognition and Accounts Receivable

Revenue is recognized on the sale of a product when the product is shipped, which is when the risk of loss transfers to our customers, and collection of the sale is reasonably assured. A product is not shipped without an order from the customer and the completion of credit acceptance procedures. The majority of our sales are cash or credit card; however, we occasionally extend terms to our customers. Accounts receivable are reviewed periodically for collectability. There were no accounts receivable at September 30, 2012, December 31, 2012 and 2011.

Sales Returns

We allow customers to return defective products when they meet certain established criteria as outlined in our sales terms and conditions. It is our practice to regularly review and revise, when deemed necessary, our estimates of sales returns, which are based primarily on actual historical return rates. We record estimated sales returns as reductions to sales, cost of sales, and accounts receivable and an increase to inventory. Returned products which are recorded as inventory are valued based upon the amount we expect to realize upon its subsequent disposition. As of September 30, 2012, December 31, 2011, and December 31, 2010, there was no reserve for sales returns, which are minimal based upon our historical experience.

Cost of Goods Sold

Cost of goods sold consists of the purchase price of consumer products and inbound shipping charges. Shipping charges to receive products from our suppliers are included in inventory cost, and recognized as “cost of goods sold” upon the sale of products to our customers. Payment processing and related transaction costs are classified in “operating expenses” on our statements of operations.

Warranty Costs

Estimated future warranty obligations related to certain products are provided by charges to operations in the period in which the related revenue is recognized. Estimates are based, in part, on historical experience. As of September 30, 2012, December 31, 2011, and December 31, 2010, there was no warranty reserve.

Advertising Costs

Advertising costs are expensed as incurred and are included in operating expenses. For the nine months ended September 30, 2012 and 2011, advertising costs were $1,901 and $4,949, respectively. For the twelve month periods ending December 31, 2011 and 2010, advertising costs were $4,949 and $10,811, respectively.

Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying value of cash, accounts payable and the credit line approximates their fair values due to their short-term maturities.

Earnings Per Share

Basic earnings per share is computed by dividing the net income applicable to common stockholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share is computed by dividing the net income applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all potentially dilutive common shares had been issued, using the treasury stock method. There were no potentially dilutive common shares for the nine months ended September 30, 2012 and 2011 and the year ended December 31, 2012 and 2011.

As of September 30, 2012 and 2011, there were 1,000 shares of common stock issued and outstanding with no options, warrants, or convertible notes existing. As of December 31, 2011 and 2010, there were 1,000 shares of common stock issued and outstanding with no options, warrants, or convertible notes existing.

Recently Issued Accounting Pronouncements

Effective January 2013, we adopted FASB ASU No. 2011-11, Balance Sheet (Topic 210):  Disclosures about Offsetting Assets and Liabilities (ASU 2011-11).  The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position.  Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013.  The adoption of this update did not have a material impact on the financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the SEC did not or are not believed by management to have a material impact on our present or future financial statements.

NOTE 3 – INVENTORIES

The Company’s inventory consists entirely of products purchased from the manufacturer and/or distributor for resale at its store in Woodland Hills, CA. As of September 30, 2012, December 31, 2011, and December 31, 2010, the Company did not require a reserve recorded for any potential impairment of inventory values.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment consists of computers, furniture and fixtures, and miscellaneous tenant improvements made at its store in Woodland Hills, CA. As of September 30, 2012, December 31, 2011, and December 31, 2010, the Company had fully depreciated all of its property and equipment.

NOTE 5 – CONCENTRATION OF SUPPLIER RISK

The Company purchased a substantial portion of its supplies and raw materials from two suppliers, which accounted for approximately 72%, or $903,316 of total purchases during the year ended December 31, 2011. The same two vendors accounted for approximately 78%, or $1,560,111 of total purchases during the year ended December 31, 2010.

NOTE 6 – CREDIT LINE

The Company had a line of credit with one of its primary suppliers/vendors. This line of credit was secured by a personal guarantee from one of the Company’s owners. The following is a summary of the Company’s outstanding balance on this line of credit:

	September 30,	December 31,	December 31,
	2012	2011	2010
	(Unaudited)

Credit line	$70,169	$91,248	$164,607

In connection with the ownership change, the supplier extended new credit totaling $20,000. The existing line of credit is scheduled for repayment as follows: commencing November 1, 2012, the Company will make 9 weekly payments of $500. Commencing January 3, 2013, the Company will make 52 weekly payments of $1,000. The Company will pay the remaining balance of the debt on or before December 31, 2013.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company was authorized to issue a maximum of 10,000 shares of common stock. The Company issued 1,000 shares of its common stock to three (3) separate individuals, with two (2) of the individuals each owning 333 shares and the third owning 334 shares of the Company’s common stock. No par value was assigned, and accordingly, the Company has recorded the $3,000 as “Common Stock.”

Stockholder Distributions

Since its inception, the Company has had a practice of paying distributions to its shareholders. These distributions were random in both timing and amount and were paid at the sole discretion of the Company’s management. The following is a summary of distributions made to the stockholders during the nine month period ended September 30, 2012 and the twelve month periods ending December 21, 2011 and 2010:

	September 30,	December 31,	December 31,
	2012	2011	2010

Distributions to stockholders	$18,318	$108,858	$189,791

NOTE 8 – INCOME TAXES

The Company was incorporated as a SubChapter S Corporation, which means the Company’s net income or loss flows directly to the Company’s stockholders and their personal income tax returns. As such, the Company annually filed Federal Form 1120S – U.S. Income Tax Return for an S Corporation. Given the Company’s status as an S Corporation, it was not liable for, nor did it pay, Federal income taxes.

As a California S Corporation, the Company annually filed California Form 100S – California S Corporation Franchise or Income Tax Return. In California, all corporations are subject to a minimum annual tax of $800; as an S Corporation the Company is also obligated to pay a state income tax based on a percentage of its net income. Total income tax paid to the State of California was $1,661 and $1,640 for the years 2011 and 2010, respectively.

NOTE 9 – LEASES

The Company rents a storefront property and other property under operating leases. Rent expense for the years ended December 31, 2011 and 2010 was $64,013 and $74,542, respectively. Future minimum lease payments are as follows:

December 31,
2012	$39,084
2013	16,285
Total	$55,369

Effective June 1, 2013, the storefront lease is on a month-to-month basis at $3,257 per month and the other lease expired.